VOTING TRUST AGREEMENT



DATE:       _______ __, 1997

PARTIES:    Arthur R. Medici, William N. Walker, Frank
            Schwab, Jr. and Charles C. Johnston and their successors or additional Trustees appointed pursuant to this Agreement ("Trustees"); and

            The owners and holders of Common Stock of Infosafe
            Systems, Inc., who are listed and whose signatures appear on Exhibit A attached hereto (collectively, "Shareholders").

RECITALS:   (A)  The Shareholders beneficially own and hold
            an aggregate of 2,245,490 shares of Class A Common
            Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock (collectively, the
            "Common Stock") of Infosafe Systems, Inc.
            ("Company"), as set forth in Exhibit A attached hereto.

            (B) As a condition to the bridge financing and public offering (the "Public Offering") pursuant to the letter of intent dated January 9, 1997 between the Company and D.H. Blair Investment Banking Corp., the Shareholders have agreed to deposit the shares of Common Stock beneficially owned by them in a voting trust and give to the Trustees, as agents and attorney-in-fact for each Shareholder, such irrevocable powers as are set forth under the terms and conditions of this Voting Trust Agreement ("Agreement").

AGREEMENTS:

     The parties hereto mutually agree as follows:

     1.   Transfer of Shares to Trustees.

          (a) The Shareholders hereby assign and transfer to Trustees 2,245,490 shares of the Common Stock ("Shares") of the Company, which Shareholders beneficially own. The ownership of the Shares by the Shareholders is set forth on Exhibit A attached hereto. The Shareholders, respectively, have properly endorsed or shall properly endorse to the Trustees, the stock certificates for such 2,245,490 Shares; the Trustees shall deliver to the Shareholders in exchange for such Shares, voting trust certificates substantially in the form attached hereto as Exhibit
B. The Shares represented by the stock certificates so deposited by the Shareholders ("Shares Deposited") shall be transferred upon the books of the Company to the name of the Trustees and the Trustees are hereby authorized and empowered to cause such transfers to be made. During the term of this Agreement, the Trustees shall possess the legal title to the Shares Deposited. The Trustees shall be entitled to exercise all rights of every kind and nature, arising under the Shares Deposited, including, but not limited to, the right to vote in person or by proxy and execute consents with respect to any or all of the Shares Deposited on all matters which may properly be voted on by stockholders of the Company, except for the following matters, as to which the Voting Trustees shall vote the Shares Deposited in accordance with the direction received from each of the Shareholders with respect to the Shares Deposited by such
Shareholders:  (i) dissolution or liquidation of the Company,
(ii) merger or consolidation of the Company (other than a merger or consolidation in which the Common Stock holders receive securities of the surviving corporation having substantially similar rights to the Common Stock, and stockholders of the Corporation immediately prior to such transaction are holders of at least a majority of the voting securities of the surviving corporation immediately thereafter), or (iii) the sale of all, or substantially all, of the assets.

          (b) The Trustees may vote in favor of the election of themselves as directors and officers of the Company and on, and in favor of, the ratification and approval of the acts of themselves as directors and officers in the general conduct of the business and affairs of the Company.

     2.   Appointment of Proxy Holder and Grant of Proxy.

          (a) Each Shareholder, respectively, hereby appoints the Trustees to act as the proxy of such respective Shareholder, and grants the Trustees the power to vote cumulatively or otherwise, any and all Shares set opposite the Shareholder's respective name and signature on Exhibit A hereto, to the extent any of such Shares are not deposited in the voting trust, and any additional Shares acquired subsequent to the date hereof at any annual or special meeting of stockholders of the Company, or any adjournment or adjournments thereof at which the Shares would be entitled to vote.

          (b) This Proxy is coupled with an interest and is irrevocable, except as specifically hereinafter set forth.

          (c) The Trustees may vote the Shares subject to this Agreement in favor of the election of themselves as directors of the Company and of, and in favor of, the ratification and approval of the acts of themselves as directors and officers in the general conduct of the business and affairs of the Company.

     3.   Dividends and Distributions.

     The holders of Voting Trust Certificates issued by the Trustees shall be entitled to receive payments of all dividends and other distributions with respect to the Common Stock, other than (i) dividends or distributions consisting of voting stock shares of capital stock of the Company with respect to the Shares Deposited. Upon the declaration of any dividend, other than (i) dividends consisting of voting stock or (ii) distributions of or conversions into additional voting shares of capital stock of the Company by the Company with respect to the Shares Deposited, the qqa Trustees shall distribute or cause all such dividends or other distributions to be distributed by the Company to the Shareholders of the Shares Deposited pursuant to this Agreement. Any dividends or other distributions consisting of (i) voting stock or (ii) distributions of or conversions into additional voting shares of capital stock of the Company shall be subject to the terms of this Agreement on the same basis as the respective Shares on which such dividends were declared.

     4.   Term.

          The term of this Agreement shall commence on the date first above set forth and continue until the earlier of:

          (a) 5:00 p.m., New York time, on the third anniversary of the effective date of the Public Offering; or

          (b) the first anniversary of the date hereof, if the public offering referred to in (a) has not been closed by such date.

     At the end of the term as set forth in subparagraphs 4(a) or
(b) above, the Trustees shall deliver the Certificates for the Shares Deposited to the respective Shareholders as their respective sole property.

     5.   Restrictions on Transfer.

          (a) The voting trust certificates issued by the Voting Trustees may be transferred on the books of the Voting Trustees upon the surrender of any and all certificates, properly indorsed by the registered holders. The voting trust certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder. No transfer of the voting trust certificates shall be made except in accordance with an applicable exemption to registration hereunder. Every transferee of a voting trust certificate shall by the acceptance of such certificate become a party to this Voting Trust Agreement with the same effect as though an original party to this Voting Trust Agreement and shall be included within the meaning of the term "Shareholders" whenever used herein.

          As a condition of permitting any transfer or delivery of stock certificates or voting trust certificates, the Trustees may require the payment of any stamp tax or other governmental charge in connection with such transfer.

          (b) Any Shareholder, on ten (10) days' prior written notice to the Trustees, accompanied by the Voting Trust Certificate therefor, may withdraw from the Shares Deposited any or all of the shares of Common Stock of the Company represented by such voting trust certificate, which the Shareholder intends and is permitted to sell in accordance with the Act pursuant to the exemption under Rule 144, provided such sales are to third parties who are not affiliated or associated with, and are not relatives of, the Shareholder. The Shareholder shall notify the Trustees of any such sale and the Trustees shall in a timely manner deliver a certificate for the Shares sold by the Shareholder free of the legend required by the terms of this Agreement. Any such released stock may not be voted by the Shareholder but only by the permitted transferee of such stock from the Shareholder and the Trustees shall retain the right to vote such Shares until the sale. Any released shares which are not sold as permitted by this Section 5 within thirty (30) days of the release shall be deemed redeposited by the Shareholder with the Trustees. The Shareholder shall return the certificate(s) representing all Shares withdrawn in accordance herewith and not sold and the Trustees shall provide a new Voting Trust Certificate for all Shares Deposited which remain deposited following such withdrawal.

          (c) All certificates representing the Shares subject to this Agreement shall bear the following legend:

               THE SHARES REPRESENTED BY THIS CERTIFICATE
               ARE SUBJECT TO THE TERMS OF A VOTING TRUST
               AGREEMENT, DATED AS OF ______________, 1997, A
               COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE OFFICES OF THE COMPANY.

     6.   Dissolution of the Company.

     In the event of dissolution or liquidation of the Company during the term of this Agreement, in such manner as to entitle the holders of shares of any class of its stock to liquidating dividends or distributions in respect thereof, the Trustees shall cause all such liquidating or dividends or distributions to be distributed by the Company pro rata to the holders of voting trust certificates for the Shares Deposited hereunder.

     7.   Merger of the Company.

     In the event of a merger or consolidation involving the Company, the securities or other proceeds of any such merger or consolidation payable to the Shareholder other than distributions consisting of voting stock, which shall be held by the Trustees on the same basis as the respective Shares in respect of which the distributions are made, shall be distributed pro rata to the holders of the voting trust certificates in accordance with the number of Shares Deposited hereunder.

     8.   Compensation of Trustees.

     The Trustees shall not be entitled to any compensation for acting as Trustees.

     9.   Liability of Trustees.

     The Trustees shall not be liable to any Shareholders or any other persons for, and each of the Shareholders hereby releases each Trustee from, any loss, liability or claim by reason of any matters relating to or arising out of the Trustees serving as Trustees hereunder, or any action taken as Trustee hereunder except to the extent any of the foregoing shall result from such Trustee's own willful misfeasance or his own bad faith. In no event shall any Trustee be liable for any misfeasance or non-feasance of any attorney, auditor, appraiser, accountant, agent, or employee, or of any of the other Trustees. The Trustees are hereby authorized and empowered to construe this Agreement and their construction made in good faith shall be binding upon the Shareholders and other parties interested.

     10.  The Trustees.

     Any of the Trustees may at any time resign by mailing to the Company at its principal office at 342 Madison Avenue, New York, New York 10017, his written resignation to take effect ten (10) days thereafter or upon the prior written acceptance thereof by the Company or some later date specified in such notice.

     11.  Successor and Additional Trustees.

     In the event any of the Trustees shall cease to be an "Independent Director", or in the case of Arthur R. Medici, Mr. Medici shall cease to be President and Chief Executive Officer of the Company, then such person shall cease to be a Trustee. Any person elected after the date hereof as an Independent Director shall upon execution of an instrument agreeing to be bound by this Agreement become a Trustee hereunder with the same force and effect as though originally named herein. As used herein, "Independent Director" shall mean a director who is not an officer or employee of the Company and has not previously served as an officer or employee of the Company.

     12.  Deposits of Additional Shares.

     From time to time after execution hereof, the Trustees may receive deposits of any additional certificates representing fully paid and non-assessable shares of common or other general voting stock of the Company upon the terms and under the conditions of this Agreement and, in respect of all such deposits so received, the Trustees shall issue and deliver Voting Trust Certificates in the form specified herein in accordance with the provisions of this Agreement. Any (i) dividends or distributions consisting of voting stock or (ii) distributions of or conversions into additional voting shares with respect to the Shares Deposited shall be issued in the name of the Trustees as additional deposits hereunder and the Trustees shall issue additional Voting Trust Certificates therefor.

     13.  Acts of Trustees.

          (a) The Trustees may act at a meeting, including telephonic meetings, or act by a written instrument, without a meeting, signed by the requisite number of Trustees. All actions to be taken by the Trustees hereunder shall be a approved by the vote or consent of a majority of the Trustees.

          (b) The Trustees may vote or may act in person or by proxy. The Trustees may vote by proxy at any meeting of shareholders of the Company. Any such proxy or consent shall be executed by the requisite number of Trustees required for approval of such action as set forth in Section 13 (a).

     14.  Trustees' Relation with the Company.

     The Trustees may act as, and receive compensation as, directors, officers (in the case of Mr. Medici) or agents of the Company, or members of any committee of the Company, or of any controlled, subsidiary, or affiliated entity of the Company, or be otherwise associated therewith. Additionally, the Trustees or any firm of which he may be a member, or any corporation or association of which he may be a stockholder, director, or officer, or any such firm, corporation or association in which he may be otherwise directly or indirectly interested, may, to the extent permitted by law and without liability in any way or under any circumstances by reason thereof, contract with the Company or with any controlled, affiliated, or subsidiary entity, or be or become pecuniarily interested in any matter or transaction to which the Company, or any controlled, affiliated, or subsidiary entity of the Company, may in any way be concerned, as fully as though he were not a Trustee.

     15.  No Security for Performance.

     The Trustees shall not be required to give any bond or security for the discharge of their duties.

     16.  Counterparts.

     This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same Agreement.

     17. Notices. All notices hereunder shall be in writing and delivered personally or-sent by registered or certified mail, postage prepaid.

     If to Shareholder: at his address shown on the books and records of the Company

     If to the Trustee:  c/o the address of the Company

     Either party may change the address to which notices are to be sent to it by giving 10 days written notice of such change of address to the other parties in the manner above provided for giving notice. If delivered in person, then such notice shall be effective immediately; if mailed, then 72 hours after deposit, postage prepaid.

     18.  Shareholder's Grant.

     By their respective signatures below, each of the Shareholders expressly grant to the Trustees all of the rights set forth herein, subject to the terms of this Agreement.

     19.  Trustees' Acceptance.

     The Trustees, by signing this Agreement or a counterpart thereof, accepts the trust herein created.
Executed the day and year first above written.

AGREED AND ACCEPTED:

TRUSTEES

/s/_______________________________
Arthur R. Medici, President and
Chief Executive Officer

/s/_______________________________
William N. Walker, Director

/s/_______________________________
Frank Schwab, Jr., Director

/s/_______________________________
Charles C. Johnston, Director

SHAREHOLDERS:

/s/______________________________       /s/______________________________
Thomas H. Lipscomb                      Dilyara T. Timergazina

/s/______________________________       /s/______________________________
Peter S. Lipscomb                       Thomas V. Alpern

/s/______________________________       /s/______________________________
Adrienne Voorhis                        Laura A. Zimerman

/s/______________________________
Alan N. Alpern

                                           EXHIBIT A


                                 B SHARES
                        -----------------------------
                                   NON       TOTAL      E-1       E-2        TOTAL                 TOTAL
                        ESCROW    ESCROW    B SHARES   VOTING    VOTING     E VOTING  A VOTING     SHARES
                        -------   -------   ---------  -------   -------    --------  --------   ---------
THOMAS H. LIPSCOMB      427,410   385,716     813,126   410,312   410,312    820,624          -   1,633,750
PETER S. LIPSCOMB        21,020    19,338      40,358    20,179    20,179     40,358          -      80,716
ADRIENNE VOORHIS         21,020    19,338      40,358    20,179    20,179     40,358          -      80,716

    TOTAL LIPSCOMB      469,450   424,392     893,842   450,670   450,670    901,340          -   1,795,182
                        -------   -------   ---------   -------   -------   --------   --------   ---------

ALAN N. ALPERN           94,591    20,773     115,364    87,682    87,682    175,364          -     290,728
DILYARA T. TIMERGAZINA   18,218         -      18,218    17,488    17,488     34,976          -      53,194
THOMAS V. ALPERN         18,218         -      18,218    17,488    17,488     34,976          -      53,194
LAURA A. ZIMERMAN        18,218         -      18,218    17,488    17,488     34,976          -      53,194
                        -------   -------   ---------   -------   -------  ---------   --------   ---------

    TOTAL ALPERN        149,244    20,773     170,017   140,146   140,146    280,292          -     450,309
                        -------   -------   ---------   -------   -------  ---------   --------   ---------
    TOTAL LIPSCOMB
      & ALPERN          618,693   445,165   1,063,858   590,816   590,816  1,181,632          -   2,245,490
                        -------   -------   ---------   -------   -------  ---------   --------   ---------


                                  EXHIBIT B

                          VOTING TRUST CERTIFICATE

     Certificate No.          Number of Shares

                           INFOSAFE SYSTEMS, INC.
                           a Delaware corporation


     This certifies that ____________________ ("Depositor") is entitled to all of the benefits arising from the deposit with the Trustee, under the Voting Trust Agreement hereinafter mentioned, of certificate(s) for shares of the capital stock of INFOSAFE SYSTEMS, INC., a Delaware corporation (the "Company") as provided in the Voting Trust Agreement, dated as of _____________, 1997, among _______________________ and their successors or additional persons who may be appointed as Trustees, as Trustees, Depositor and the holders of Common Stock of the Company who are listed on Exhibit A thereto (together with the Depositor, the "Shareholders") (the "Voting Trust Agreement"), and subject to the terms and conditions thereof. The registered holder or his or her permitted assign(s), is entitled to receive dividends and other distributions received by the Trustee upon the number of shares of capital stock of the Company in respect of which this Certificate is issued, other than dividends or other distributions received by the Trustee in common or other shares of capital stock of the Company having general voting powers.
Any such Common or other shares of capital stock having general voting powers shall be represented by voting trust certificates, in form similar hereto. Until the Trustees have delivered the stock held under such Voting Trust Agreement to the holders of the Voting Trust Certificates, as specified in such Voting Trust Agreement, the Trustee shall possess and shall be entitled to exercise all rights and powers of an absolute owner of such shares, including the right to vote thereon for every purpose, and to execute consents in respect thereof for every purpose, subject to such limitations as shall be provided in the Voting Trust Agreement, it being expressly stipulated that no voting right passes to the owner hereof under this Certificate or any agreement, expressed or implied.

     This Certificate is issued, received, and held hereunder, and the rights of the owner hereof are subject to, the terms of the Voting Trust Agreement, copies of which, and every agreement amending or supplementing the same, are on file in the principal office of the Company in New York, New York, and all of which shall be open to the inspection of any stockholder of the Company, or any permitted beneficiary of the trust under such agreement, daily, upon reasonable notice during normal business hours. All of the provisions of which Voting Trust Agreement the holder of this Certificate, by acceptance hereof, assents.

     If any dividend or distribution in cash or stock of the Company not having general voting powers is received by the Trustees, the Trustees shall distribute the same to the registered holder of the Voting Trust Certificate on the date of such distribution, or the registered Certificate holder at the close of business on the date fixed by the Trustees for taking a record to determine the Certificate holders entitled to such distribution. Such distribution shall be made to the Certificate holders ratably in accordance with the number of shares represented by Shares Deposited as set forth in their respective voting trust certificates. Any (i) dividends consisting of voting stock or (ii) distributions of or conversions into additional voting shares with respect to the Shares Deposited shall be issued in the name of the Trustees as additional deposits under the Voting Trust Agreement and the Trustees shall issue additional voting trust certificates therefor.

     Stock certificates issued in the name of the Depositor or his or her designee and representing the number of shares of capital stock then represented by this Certificate shall be due and deliverable hereunder upon the termination of such Voting Trust Agreement as provided therein.

     The Voting Trust Agreement shall continue in full force and effect for the term provided in the Voting Trust Agreement.

     THIS VOTING TRUST CERTIFICATE IS SUBJECT TO LIMITATIONS ON
TRANSFER SET FORTH IN THE VOTING TRUST AGREEMENT AND MAY ONLY BE
TRANSFERRED IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF THE
VOTING TRUST AGREEMENT.

     IN WITNESS WHEREOF, the Trustees have executed this Certificate this ____ day of ___________________, 1997.

                              TRUSTEES:


                              ___________________________________


                              ___________________________________


                              ___________________________________